EXHIBIT  23(a)(9)


                         SELECTED AMERICAN SHARES, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
                  TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
                             GENERAL CORPORATION LAW

Selected American Shares, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:


        FIRST      Prior to the, designation and reclassification of stock, the corporation had a total of 300,000,000 shares, $1.25 par value per share, which shares were classified according to the following table. The aggregate par value of all of the common stock is $375,000,000.00, all of which is unclassified.


--------------------------------------- ----------------------------------------
CLASS OF SHARES                         AUTHORIZED NUMBER OF SHARES
--------------------------------------- ----------------------------------------
Selected American Shares                300,000,000
(Unclassified shares)
--------------------------------------- ----------------------------------------
Total Classified shares                 NA
--------------------------------------- ----------------------------------------
Total Authorized shares                 300,000,000
--------------------------------------- ----------------------------------------

        SECOND:      The Articles of Incorporation are hereby supplemented by
        (i) designating 250,000,000 of the unclassified shares as Class S Common Stock; (ii) all unclassified shares currently outstanding are hereby designated as Class S Common Shares (without changing any of their rights); and (iii): designating 50,000,000 of the unclassified shares as Class D Common Stock. The total authorized shares shall be unchanged at 300,000,000 shares.

        THIRD:      The Class S Common Stock and Class D Common Stock shall
        represent an investment in the same pool of assets with respect to the Corporation and shall have the same preferences, conversion and other rights, voting powers, restrictions,
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        limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

              (i) Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;

              (ii) The Class S Common Stock may be sold without a front-end sales load and may be subject to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

              (iii) The Class D Common Stock may be sold without a front-end sales load and without a Rule 12b-1 distribution fee;

              (iv) Each Class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and

              (v) Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time.


        FOURTH      Immediately following the, designation and reclassification of stock, the corporation had a total of 300,000,000 shares, $1.25 par value per share, which shares shall be classified according to the following table. The aggregate par value of all of the common stock is $375,000,000.00, all of which is classified.



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


----------------------------------------------------------- ---------------------------------------------------------
CLASS OF SHARES                                             AUTHORIZED NUMBER OF SHARES
----------------------------------------------------------- ---------------------------------------------------------
Selected American Shares Class S Common Stock               250,000,000
----------------------------------------------------------- ---------------------------------------------------------
Selected American Shares Class D Common Stock                  50,000,000
----------------------------------------------------------- ---------------------------------------------------------
Total Classified shares                                     300,000,000
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ---------------------------------------------------------
Total Unclassified shares                                   NA
----------------------------------------------------------- ---------------------------------------------------------

----------------------------------------------------------- ---------------------------------------------------------
Total Authorized Shares                                     300,000,000
----------------------------------------------------------- ---------------------------------------------------------

        FIFTH:      The stock of the Corporation has been designated and
        classified by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation.

        SIXTH:      The Corporation is registered as an open-end investment
        company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

        SEVENTH:      The Board of Directors duly adopted a resolution, in
        accordance with Section 2-105(c) of the Maryland General Corporation Law, decreasing or increasing the number of shares of stock of certain classes that the corporation has authority to issue, as reflected in these Articles Supplementary.

              IN WITNESS WHEREOF, Selected American Shares, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on April 7, 2004.

                                            SELECTED AMERICAN SHARES, INC.



                                            By:  /s/ Sharra Reed
                                                    ---------------------------
                                                    Sharra Reed, Vice President


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

         ATTEST:

         /s/ Thomas Tays
            ---------------------------
            Thomas Tays, Secretary

         THE UNDERSIGNED, the Vice President of SELECTED AMERICAN SHARES, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED:  April 7, 2004

                                                 /s/ Sharra Reed
                                                    ---------------------------
                                                    Sharra Reed, Vice President


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